Exhibit 99.1

Jaguar Health Regains Compliance with Nasdaq’s Bid Price Requirement

JAGX’s securities continue to be listed and traded on Nasdaq

Jaguar to report pivotal phase 3 OnTarget trial results for its cancer supportive care drug crofelemer on or before July 23, 2024

San Francisco, CA (June 26, 2024): Jaguar Health, Inc. (NASDAQ: JAGX) (“Jaguar” or the “Company”) today announced that on June 25, 2024 the Company received formal notice from The Nasdaq Stock Market LLC (“Nasdaq”) that Jaguar has regained compliance with Nasdaq’s minimum bid price requirement.

“We are very happy that Jaguar has regained compliance with Nasdaq. We consider our Nasdaq listing an asset of the Company,” said Lisa Conte, Jaguar’s president and CEO. “A Jaguar investor webcast held on or before July 23, 2024 will provide updates on Jaguar’s advancing cancer supportive care portfolio, and will include members of Jaguar’s scientific team, patient advocates, and leading oncology experts on two of the most common and intolerable side effects of cancer therapy: CTD and oral mucositis.”

About the Jaguar Health Family of Companies

Jaguar Health, Inc. (Jaguar) is a commercial stage pharmaceuticals company focused on developing novel proprietary prescription medicines sustainably derived from plants from rainforest areas for people and animals with gastrointestinal distress, specifically associated with overactive bowel, which includes symptoms such as chronic debilitating diarrhea, urgency, bowel incontinence, and cramping pain. Jaguar family company Napo Pharmaceuticals (Napo) focuses on developing and commercializing human prescription pharmaceuticals for essential supportive care and management of neglected gastrointestinal symptoms across multiple complicated disease states. Napo’s crofelemer is FDA-approved under the brand name Mytesi® for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy. Crofelemer also is the subject of Napo’s phase 3 OnTarget clinical trial for preventive treatment of cancer therapy-related diarrhea (CTD). Jaguar family company Napo Therapeutics is an Italian corporation Jaguar established in Milan, Italy in 2021 focused on expanding crofelemer access in Europe and specifically for orphan and/or rare diseases. Jaguar Animal Health is a Jaguar tradename. Magdalena Biosciences, a joint venture formed by Jaguar and Filament Health Corp. that emerged from Jaguar’s Entheogen Therapeutics Initiative (ETI), is focused on developing novel prescription medicines derived from plants for mental health indications.

For more information about:

Jaguar Health, visit https://jaguar.health

Napo Pharmaceuticals, visit www.napopharma.com

Napo Therapeutics, visit napotherapeutics.com

Magdalena Biosciences, visit magdalenabiosciences.com

Visit the Make Cancer Less Shitty patient advocacy program at makecancerlessshitty.com and on X, Facebook & Instagram

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding the expectation that Jaguar will report the results of the OnTarget trial on or before July 23, 2024, and the expectation that Jaguar will hold an investor webcast on or before July 23, 2024 regarding updates on the Company's cancer supportive care portfolio. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

hello@jaguar.health

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